Exhibit 99.2

VARCO INTERNATIONAL, INC.

Proxy solicited on behalf of the Board of Directors of Varco International, Inc. for the Special Meeting of Stockholders to be held on                    , 2004. The undersigned, revoking previous proxies relating to these shares, hereby acknowledges receipt of the notice and the proxy statement dated                    , 2004 in connection with the Special Meeting of Stockholders of Varco International, Inc., and hereby appoints Joseph C. Winkler and James F. Maroney, III, and each of them, as its true and lawful agents and proxies, each with the power to appoint his substitute, and hereby authorizes either of them to act and to vote at the Special Meeting of Stockholders of Varco International, Inc. to be held on                    , 2004, and at any adjournments thereof, as indicated, upon all matters referred to on this proxy card and described in the proxy statement for the Special Meeting, and, in their discretion, upon any other matters which may properly come before the meeting.

Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on this proxy card and in the discretion of the proxy holders as to any other matter that may properly come before the meeting. In the absence of specific instructions, proxies will be voted for Proposals 1 and 2.

FOLD AND DETACH HERE

Please mark your votes as in this example ☒

		FOR	AGAINST	ABSTAIN
1.	To approve the Amended and Restated Agreement and Plan of Merger, effective as of August 11, 2004, between National-Oilwell, Inc., a Delaware corporation, and Varco International, Inc., a Delaware corporation, as the same may be amended from time to time, pursuant to which Varco will be merged with and into National Oilwell and each outstanding share of Varco common stock will be converted into 0.8363 of a share of National Oilwell common stock.	☐	☐	☐
2.	To approve any proposal to adjourn the Special Meeting to a later date, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1.	☐	☐	☐
3.	In the discretion of the persons acting as proxies, on such other matters as may properly come before the Special Meeting or any adjournment(s) thereof.	☐	☐	☐

Signature	Signature	Date

Please sign as name(s) appears on this proxy card, and date this proxy card. If a joint account, each joint owner must sign. If signing for a corporation or partnership as agent, attorney or fiduciary, indicate the capacity in which you are signing.